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                                                                    Exhibit 99.1



           QUEPASA.COM, INC. ANNOUNCES TERMINATION OF MERGER AGREEMENT
                  WITH GREAT WESTERN LAND AND RECREATION, INC.

PHOENIX--February 6, 2002-- quepasa.com, inc. (Pink Sheets: PASA) today announced that it has terminated its merger agreement with Great Western Land and Recreation, Inc. pursuant to Section 8.1(e) of the merger agreement. As a result of quepasa's termination of the merger agreement, quepasa's outstanding $500,000 loan to Great Western is immediately due and payable to quepasa under the terms of the loan.

The statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in quepasa.com's documents filed with the Securities and Exchange Commission.

Contact information: quepasa.com, Inc. Rob Taylor (480) 949-3749